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                                                                   Exhibit 2.2

                                VOTING AGREEMENT

          THIS VOTING AGREEMENT is entered into as of March 1, 1998, by and between SCOPUS TECHNOLOGY, INC. a California corporation ("COMPANY"), SIEBEL SYSTEMS, INC., a Delaware corporation, and ___________________________ ("SHAREHOLDER").

                                    RECITALS

          WHEREAS, Shareholder is a stockholder of Parent.

          WHEREAS, Parent, Syracuse Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "MERGER").

          NOW, THEREFORE, in order to induce Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Shareholder), Shareholder hereby covenants and agrees as follows:

                                   AGREEMENT

          The parties to this Agreement, intending to be legally bound, agree as follows:

1.   CERTAIN DEFINITIONS.

     For purposes of this Agreement:

        (a) "PARENT COMMON STOCK" shall mean the common stock, par value $.001 per share, of Parent.

        (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated pursuant to Section 8 thereof, or
(ii) the date upon which the Merger becomes effective in accordance with the terms and provisions of the Merger Agreement.

        (c) Shareholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Shareholder is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security by virtue of Shareholder, directly or indirectly, having or sharing voting power over such security.

        (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

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        (e) "SUBJECT SECURITIES" shall mean:  (i) all securities of Parent
(including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

        (f) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2.   TRANSFER OF SUBJECT SECURITIES.

     2.1 TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS AGREEMENT. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless (i) such Transfer is in accordance with any affiliate agreement between Shareholder of even date herewith to which such Shareholder is bound ("AFFILIATE AGREEMENT") and (ii) in the case of any transfer, directly or indirectly, to any member of Shareholder's family, trust for the benefit of Shareholder or any member of Shareholder's family or and any entity beneficially owned by any such Persons, each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Agreement (with such modifications as Company may reasonably request); and
(b) agreed in writing to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Agreement.

     2.2 TRANSFER OF VOTING RIGHTS. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Subject Securities in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Subject Securities.

3.   VOTING OF SHARES.

     3.1 VOTING AGREEMENT. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date:

          (a) at any meeting of shareholders of Parent, however called, and at every adjournment thereof, Shareholder shall (unless otherwise directed in writing by Company) cause all outstanding shares of Parent Common Stock that are Owned by Shareholder as of the record date fixed for such meeting to be voted in favor of the issuance of Parent Common Stock in connection with the Merger, and in favor of each of the other actions contemplated by the Merger Agreement; and

                                       2.
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          (b) in the event written consents are solicited or otherwise sought from shareholders of Parent with respect to the approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, Shareholder shall (unless otherwise directed in writing by Company) cause to be executed, with respect to all shares of Parent Common Stock that are Owned by Shareholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

4.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.

     Shareholder hereby represents and warrants to Company as follows:

     4.1 AUTHORIZATION, ETC. Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder, enforceable against Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     4.2  NO CONFLICTS OR CONSENTS.

          (a) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Shareholder is a party or by which Shareholder or any of his affiliates or properties is or may be bound or affected.

          (b) The execution and delivery of this Agreement and the Proxy by Shareholder do not, and the performance of this Agreement and the Proxy by Shareholder will not, require any consent or approval of any Person.

     4.3 TITLE TO SECURITIES. As of the date of this Agreement: (a) Shareholder holds of record (free and clear of any encumbrances or restrictions that will restrict or interfere in any way with the actions contemplated hereby or Shareholder's obligations hereunder) the number of outstanding shares of Parent Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Shareholder holds (free and clear of any encumbrances or restrictions that will restrict or interfere in any way with the actions contemplated hereby or Shareholder's obligations hereunder) the options, warrants and other rights to acquire shares of Parent Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Shareholder Owns the additional securities of Parent set forth under the heading

                                       3.
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"Additional Securities Beneficially Owned" on the signature page hereof; and (d)
Shareholder does not directly or indirectly Own any shares of capital stock or other securities of Parent, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Parent, other than the shares and options, warrants and other rights set forth on the signature page hereof.

     4.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date except that Shareholder's beneficial or record ownership of securities as represented in Section 6.3 hereof may differ as of the Expiration Date in the event of acquisitions or Transfers of securities not prohibited by the terms of this Agreement.

5.   MISCELLANEOUS.

     5.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Shareholder in this Agreement shall survive the Expiration Date.

     5.2 INDEMNIFICATION. Parent shall hold harmless and indemnify Company and Company's affiliates from and against, and shall compensate and reimburse Company and Company's affiliates for, any loss, damage, claim, liability, fee (including reasonable attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Company or any of Company's affiliates, or to which Company or any of Company's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to any inaccuracy in or breach of any representation, warranty, covenant or obligation of Shareholder contained in this Agreement or in the Proxy.

     5.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

     5.4 NOTICES. Any notice or other communication required or permitted to be delivered under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile confirmation obtained) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

          IF TO SHAREHOLDER:

          at the address or facsimile phone number set forth below Shareholder's signature on the signature page hereof

          WITH A COPY TO:

                                       4.
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          Cooley Godward LLP
          3000 Sand Hill Road
          Building 3, Suite 230
          Menlo Park, CA 94025
          Attention: Eric C. Jensen
          Fax: (650) 854-2691

          IF TO COMPANY:
          SCOPUS TECHNOLOGY, INC.
          1900 Powell Street
          Emeryville, CA  94608
          Attn: Ori Sasson
          Fax: (510) 597-8821

          WITH A COPY TO:

          Wilson Sonsini Goodrich & Rosati
          650 Page Mill Road
          Palo Alto, CA 94304
          Attention: Howard Zeprun, Esq.
          Fax: (650) 493-6811

     5.5 SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     5.6 ENTIRE AGREEMENT. This Agreement, the Proxy, and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

     5.7 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Shareholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure

                                       5.
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to the benefit of Company and its successors and assigns.  This Agreement shall be binding upon any Person to whom any Subject Securities are transferred to the extent provided in Section 2 hereof. Nothing in this Agreement is intended to confer on any Person (other than Company and its successors and assigns) any rights or remedies of any nature.

     5.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement or in the Proxy, Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.

     5.9 NON-EXCLUSIVITY. The rights and remedies of Company under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Nothing in this Agreement shall limit any of Shareholder's obligations, or the rights or remedies of Company, under any Affiliate Agreement between Company and Shareholder; and nothing in any such Affiliate Agreement shall limit any of Shareholder's obligations, or any of the rights or remedies of Company, under this Agreement.

     5.10 GOVERNING LAW. This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     5.11 COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     5.12 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     5.13 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     5.14 WAIVER. No failure on the part of Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Company shall not be deemed to have waived any claim available to Company arising out of this Agreement, or any power, right, privilege or remedy of Company

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under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the undersigned have caused this VOTING AGREEMENT to be executed as of the date first written above.

                                        SCOPUS TECHNOLOGY, INC.


                                        By:_______________________________

                                        Title:____________________________


                                        SIEBEL SYSTEMS, INC.


                                        By:_______________________________

                                        Title:____________________________


                                        SHAREHOLDER


                                        __________________________________
                                        Name:


                                        Address:__________________________
                                        __________________________________
                                        __________________________________

                                        Facsimile:________________________



                                                           Additional Securities
Shares Held of Record      Options and Other Rights         Beneficially Owned
--------------------       ------------------------         ------------------

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